SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

             Date of Event Requiring Report: March 9, 2001

                          HART INDUSTRIES, INC.
         (Exact name of registrant as specified in its charter)

              Nevada              0-12746          33-0661675
    (State of Incorporation)    (Commission      (IRS Employer
                                File Number)    Identification #)

    21031 Ventura Blvd. Suite 520, Woodland Hills, California 91364
    ---------------------------------------------------------------
                (Address of Principal Executive Offices)

                                (818) 702-7900
    ---------------------------------------------------------------
         (Registrant's telephone number, including area code)

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to an Asset Purchase Agreement (the "Agreement") effective December 5, 2000, and its contemplated transaction that closed March 9, 2001 (the "Closing"), Hart Industries, Inc., a Nevada corporation (the "Company" or "HRII"), through its wholly-owned subsidiary Holoworld Acquisition Corporation, a Nevada corporation ("HAC"), acquired all of the assets and properties of Holoworld, Inc.,a Delaware corporation ("Holoworld, Inc.") and Alisocor, LLC, a California limited liability company ("Alisocor" and, together with Holoworld, Inc., referred to collectively as "Holoworld") currently used or useful in the conduct of the Holoworld business (the "Business") in exchange for the delivery by HAC of five million (5,000,000) shares of common stock of the Company (the "Acquisition Shares"). As a result, Holoworld gained control of HRII, and will continue to have control until such time as the Acquisition Shares are registered by the Company with the SEC for delivery to the individual entity owners of Holoworld through liquidating distribution, after which Holoworld, Inc. and Alisocor will be dissolved.

For the purpose of this Form 8-K, the terms "we," "our," "us" or similar references mean HRII and HAC unless the context requires otherwise.


Prior to the Agreement, we had 210,765 shares of common stock issued and outstanding. Upon the Closing of the transaction, we had 6,405,76 5 shares of common stock outstanding. HRII was incorporated in the State of Utah in 1982 and re-domiciled in Nevada effective March 8, 1994.

A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

The following table contains information regarding the share holdings of HRI's current directors and executive officers and those persons or entities who beneficially own more than 5% of our common stock:

NAME OF                             AMOUNT OF COMMON STOCK      PERCENT OF COMMON STOCK
STOCKHOLDER                         BENEFICIALLY OWNED(1)         BENEFICIALLY OWNED

Holoworld, Inc.                         3,614,286(2)                  56.42% (2)

Alisocor LLC                            1,385,714(2)                  21.63% (2)

Sidney Haider,
President, CEO, Director                  670,302(3)                  10.46% (3)

Zara Haider,
Vice President, Secretary, Director       446,868(3)                    6.98% (3)

David Lister,                                   0                          0%
COO, Director


      (1)      Based upon 6,405,765 outstanding shares of common stock.
      (2) Based upon the 5,000,000 shares of HRII common stock received at the Closing, prior to the liquidating distribution to the equity owners of Holoworld, Inc. and Alisocor.
      (3) Reflects the amount of shares of HRII common stock that will be received by this individual once the liquidating distribution to the equity owners of Holoworld, Inc. and Alisocor takes place.


THE COMPANY'S BUSINESS AND SUBSIDIARIES.

Hart Industries, Inc.

We were originally incorporated on October 29, 1982 in the State of Utah. While we were involved in various research and development activities throughout the 1980's and early 1990's, since December 1992 we have had no operations, assets or liabilities and, accordingly, we were considered a development stage company. On March 8, 1994, we merged with a Nevada corporation, after which we changed our name to Hart Industries, Inc. The shareholders of the Utah corporation exchanged their shares for those of the Nevada corporation. On
October 2, 2000, our Board of Directors approved a twenty five-to-one reverse stock split, as a condition to the closing of the Agreement and Acquisition Proposal.

We recorded no operating revenues during the three months ended
September 30, 2000 or throughout 1999. Before the consummation of the Acquisition, we had no revenue-producing activities, and virtually no supply of cash or cash equivalents.

HRII intends to change our name to Holoworld, Inc., in addition to obtaining a new symbol for trading in the Over-the-Counter stock market.

Holoworld Acquisition Corporation.

HAC today owns all of the operating assets of Holoworld, Inc. and Alisocor Holoworld, Inc. was formed on January 30, 1997, under the laws of the State of Delaware. Holoworld, Inc. was formed for the purpose of organizing, developing and operating themed-entertainment centers (the "Cafes"), designed to offer high-quality family entertainment and dining. Each Cafe would provide fine cuisine of the highest quality, with menu items for adults and children. In addition, each Cafe would feature state-of-the-art video games, virtual reality games, laser-tag mazes, special effects bowling lanes, pool tables, virtual golf, and more.

Currently, through HAC, we are operating a Cafe in Denver, Colorado, and (if sufficient funding can be raised to accomplish it) we are prepared to open new locations under leases we have executed at properties in Texas, New York, and California in the coming year. In order to assist in the development of these specific locations for Cafes, five (5) business entities were created beginning in 1997. Those entities, named HoloZ-I, HoloZ-II, HoloZ Partners, Holoworld III, and Holocor,
LLC, were recently subject to an exchange offer (the "Roll Up"), whereby the investors in those five companies exchanged their investments for shares in Holoworld, Inc. The Roll Up was executed during March 1999.
To date, over ninety percent (90%) of the original investors have exercised their exchange rights under the Roll Up.

Alisocor, LLC is a California limited liability company that was organized on June 15, 1998. It was originally created in order to facilitate the development of a Cafe location in Aliso Viejo, California, however due to the timing of its creation, it was not subject to the Roll Up. Accordingly, Alisocor is a separate party to the Agreement.

Beginning in May 2000, Holoworld and HRII entered into discussions about a possible acquisition transaction. On July 11, 2000 Holoworld and HRII entered into a Letter of Intent to engage in a stock for asset acquisition and, on December 5, 2000, Holoworld, Inc., Alisocor, HRII and HAC entered into the Agreement. The Agreement was designed to effect the reorganization of Holoworld into a publicly reporting company through the exchange of not less than ninety percent (90%) of the total issued and outstanding shares of HRII's Common Stock as of the date of the Closing of the transaction, before giving effect to the exercise of any HRII options after the effective date of the Asset Purchase Agreement but prior to the Closing, for all of the combined business and assets of Holoworld.

Now that the Agreement has been consummated, the business of HAC is that which had previously been conducted by Holoworld. HRII does not anticipate conducting any restaurant operations directly out of the Company. We will instead be a holding company for these operations, and we expect to cause our restaurant operations to be conducted by one or more wholly-owned subsidiaries, including HAC.

We are in the process of amending our articles of incorporation to change its name to Holoworld, Inc. We will maintain ourselves as a publicly-reporting company by filing all required periodic reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934. HAC will also change its name to one which is more reflective of its operating business, although an exact name has not yet been chosen.

PROPERTY

We currently maintain our administrative offices at 21031 Ventura Blvd. Site 520, Woodland Hills, California 91364, which replaces our previous offices at 4695 MacArthur Court, Suite 530, Newport Beach, California 92660. We lease this space and having been paying rent at the rate of $7,567 per month. While currently on a month-to-month tenancy, we are also currently in the process of negotiating a new lease.

OTHER LEASES

We also have leases for our Holoworld Cafe Themed-Entertainment Centers, including the location we are currently operating near Denver, CO, and for the sites of our future locations in New York, Texas, and California.

DESCRIPTION OF SECURITIES

The Company has an authorized capital of 50,000,000 shares of common stock $0.01 par value per share. Upon the closing the Agreement, the Company had issued and outstanding 6,405,765 shares of common stock, including the 5,000,000 now held by Holoworld. The Company has no other class of equity securities unauthorized.

OPTIONS AND WARRANTS

We have issued outstanding options, described below, that entitle the holders to purchase shares of our common stock. In addition, all existing option-holders of Holoworld, Inc. will be presented with an election to convert their options in Holoworld for common stock of HRII. In the event that any of the Holoworld option holders do not elect to convert their options to shares of HRII, they will become the holders of options of HRII having the same terms and conditions as their existing Holoworld options. The aggregate total of options to purchase shares of our common stock is therefore 1,205,000.

Holoworld Options. Of the 1,205,000 issued outstanding options to purchase shares of our common stock, 175,000 are those that will be converted from Holoworld options. Those Holoworld options were issued to various individuals as consideration for services performed for Holoworld. These options may be exercised for One Cent ($0.01) per share at anytime up until 5:00 p.m., Los Angeles time, on December 23, 2008.

HRII Options. In addition to the 175,000 options being converted from Holoworld options, we have 1,030,000 options to purchase shares of our common stock issued and outstanding. These options may be exercised for One Cent ($0.01) per share at any time up until December 31, 2002.

MARKET FOR HRII's SECURITIES

There is no active market for the common stock of HRII. Its common stock as been sporadically traded in the Over-the-Counter stock market, on the Electronic Bulletin Board, under the symbol "HRII." Since its inception, HRII has never declared nor paid any cash or other dividends on its common stock. On October 16, 2000, HRII's Board of Directors effected a one (1) for twenty-five (25) reverse stock split, resulting in a total of two hundred ten thousand seven hundred sixty five (210,765) shares issued and outstanding.

MANAGEMENT

As of the Closing of the Acquisition, the officers and directors of HRII and/or HAC are as follows:

Name                 Age      Position

Sidney Z. Haider      33      President, CEO, Chairman of Board of
                              Directors

Zara Haider           38      Vice-President, Secretary, Director

David Lister          41      Chief Operating Officer, Director

Wamiq A. Rahu         39      Director of Special Projects/Games (1)

Gary Coleman          33      Director of Advertising Promotions and
                              Publicity (1)


      (1) Indicates position currently held at HAC, and previously held at Holoworld, Inc.

Biographies

The principal occupations of the directors and principal officers of HRII and/or HAC for at least the past five years are as follows:

Sidney Haider.  President, Chief Executive Officer and Chairman of
Board of Directors since March 2001. Mr. Haider served as President, Chief Executive Officer and Chairman of Board of Directors of Holoworld, Inc. from January 1997 to the present. Mr. Haider served as President and Chief Financial Officer for Everest Capital from December 1994 to December 1996. Everest Capital was a marketing company developed to assist internet-based online companies in their marketing and capital needs. Mr. Haider has a Bachelor of Science degree in Mechanical Engineering from NED University of Engineering and Technology, Pakistan.

Zara Haider. Vice-President, Secretary, and Director since March 2001. Mrs. Haider served as Vice-President, Secretary, and Director of Holoworld, Inc. since January 1997 to the present. Mrs. Haider served as manager of E-Z Travel from March 1993 to September 1996. E-Z Travel was an international and domestic travel and tourism business. Mrs. Haider has Bachelor of Arts degree in Literature from St. Joseph College, Pakistan.

David Lister. Chief Operating Officer since March 2001. Mr. Lister has served as the Chief Operating Officer of Holoworld, Inc. since February of 2001. Mr. Lister served in a consulting capacity to Holoworld, Inc. from August 1998 to January 2001. From 1990 to 1998, Mr. Lister served as President of Starcom Television Services, Inc., a television post-production business. Mr. Lister has a high school diploma from Thousand Oaks High School in California.

Wamiq A. Rahu. Director of Special Projects/Games of HAC since March 2001 Director of Special Projects/Games of Holoworld, Inc. since March 1997. Mr. Rahu served as manager for Denny's Restaurants from 1995 to February 1997. He has a Bachelor of Science degree in Management from PECHS Foundation College, Pakistan.

Gary Coleman. Director of Advertising Promotions and Publicity of HAC since March, 2001. Director of Advertising Promotions and Publicity of Holoworld, Inc. since Jan 1998. Mr. Coleman has been an actor and involved in the entertainment industry since 1975. He has a high school diploma.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A GREAT DEAL OF RISK, AND SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO ARE ABLE TO AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION FILED BY OUR COMPANY.

Risk Associated with Our Business.

Limited Operating History. Our Company has a limited operating history an lacks any history of profitable operations. We have spent consider-able effort in developing what Management believes to be a viable business plan for the themed-entertainment/restaurant industry segment. However, there can be no assurance that our proposed activities will be successful or will sustain profitability. The likelihood of the continued success and growth of our Company must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including but not limited to, uncertainty as to development of market and acceptance of our products, the problems and expenses of new product development and competition from companies with much larger resources than our Company. There can be no assurance we will ever be able to continue generating revenues or achieve sustained profitability on a substantial basis. Potential investors should be aware of the problems, delays expenses and difficulties encountered by any new enterprise in its development stage, and particularly those experienced by themed-entertainment centers and restaurants, especially in view of the intense competition that we are anticipated to encounter in its various markets. No independent facts exist at this time upon which to base an assumption that the business plan will prove successful and, if not, all investors may stand to lose all or a substantial portion of their investment.

No Profits; Future Revenues Unpredictable. Holoworld has incurred net operating losses and negative cash flows from operating activities since its inception. Neither Holoworld nor our Company has generated significant revenues to date, and we expect to incur increasing net operating losses and negative cash flows for the foreseeable future.
We will incur direct expenses associated with the development and operation of our entertainment centers and branding campaign and indirect expenses from promotional arrangements with some of our strategic partners. We expect that our future agreements and promotional arrangements with our strategic partners may require us to pay consideration in various forms, including the payment of endorsement s, appearance fees and other significant amounts, whether or not services are used under these agreements. In addition, some promotional arrangements and revenue sharing agreements may require us to make payments hat vary based on a case-by-case basis. These revenue sharing agreements, promotions and other arrangements may require our Company to incur significant expenses and we cannot guarantee that we will generate sufficient revenues to offset these expenses. We intend to use a significant portion of the proceeds from the Acquisition to fund our businesses development efforts. We cannot be certain that we can achieve sufficient revenues in relation to our expenses to become profitable, or if we do, that we will be able to sustain such profitability in the future.

Acceptance of Holoworld's Themed-Entertainment Centers. The ability of our Company to sustain corporate growth depends not only on providing quality, cutting-edge entertainment, but on achieving acceptance in the marketplace of the concepts developed by us. Consumers' preferences both for restaurants and for entertainment centers are difficult to predict, and are often very changeable, and only a small number of themed-entertainment centers have established sustained market acceptance. Our success will depend upon the development, marketing and expansion of our themed-entertainment centers/restaurants and, ultimately, upon their acceptance by the consumer-bases comprising each specific market location. In addition, we may in the future prepay royalties to third parties, for concepts licensed by it for use in our facilities. There can be no assurance that the revenue from the entertainment centers associated with such royalties will be sufficient to cover the amount of these prepayments. We may experience delay in introducing, developing and expanding our entertainment centers. Any significant delays in entertainment-center development could cause us to miss an important season with a corresponding loss of competitive advantages and revenues.

Need for Additional Capital. Our financial resources are limited, and the mount of funding that we will require to develop and commercialize e our entertainment centers is highly uncertain. Adequate funds may not be available when needed or on terms satisfactory to us. Lack of funds may cause us to delay, reduce and/or abandon some or all aspects of our expansion program. Our successful transition on to profitable operations is dependent upon obtaining adequate financing to fund current operations. In the event we fail to raise additional funds, and fail to generate any additional revenues from operations, we may not be able to meet all of our obligations from cash flow. There can be no assurances that we will be able to raise any funds in the near future, that any additional sources of financing will be available from any external sources on terms favorable to us or at all or that our business will ever achieve profitable operations. Further, any additional financing, if necessary, may be issued with rights and privileges senior to those of our common stock, and/or result in significant dilution to the current holders of the common stock. In the event we do not receive any such financing or generate profitable operations, Management's only options may be to suspend or discontinue our business activity in its present form.

Legal Proceedings. Holoworld, Inc., the business entities related to Holoworld that were subject to the Roll Up, Sidney Haider, and/or other parties, are currently (and have been) involved in various legal proceedings related to the alleged violation of state and/or federal securities laws, based upon its offering and sale to investors of the securities of Holoworld and/or its affiliates without being in compliance with Regulation D and without registration. For each of the matters, the relevant defendants or respondents have retained counsel and/or intend to fully comply with any orders or negotiated settlements.
Cease and desist orders have been issued in Alabama, Arkansas, Hawaii, Iowa, Kansas, and Pennsylvania. Investigations have previously been conducted in Missouri, Minnesota, North Carolina, Virginia, and Washington, and are currently pending in Idaho, Iowa, and Montana.
In addition, the SEC and FTC conducted investigations in 1998. Each of these matters may be an impediment to future funding of the Company, and may limit or restrict the types of capital raising activities we may pursue.

Small Number of Themed-Entertainment Centers. We currently operate on e (1 Themed-Entertainment Center. While we plan to open as few as on e (1) and as many as four (4) additional locations during 2001, the combination of the relatively small number of locations and the significant investment associated with each new Themed-Entertainment Center may cause our operating results to fluctuate significantly and adversely affect the profitability of our company. Due to this relatively small number of locations, poor results of operations at any one Themed-Entertainment Center could materially affect the profitability of our entire company. New Themed-Entertainment Center may experience a drop in revenues after their first year of operation, and we do not expect that in subsequent years any increases in comparable location revenues will be meaningful. Future growth in revenues and profits will depend to a substantial extent on our ability to increase the number of our Themed-Entertainment Centers. Because of the substantial up-front financial requirements which are described elsewhere in this section, the investment risk related to any one Themed-Entertainment Center is much larger than that associated with most other companies' restaurant or entertainment venues.

Potential Fluctuations in Results of Operations. Our operating results my fluctuate significantly as a result of a variety of factors, many of which are outside our control. Factors that affect our quarterly and annual operating results include, among other things, the following:

      -      our ability to establish and strengthen brand awareness;
      - our success in promoting our products, services and themed-entertainment concepts;
      - the amount and timing of costs relating to our marketing efforts or other initiatives;
      - our ability to enter into favorable contracts with landlords, developers, vendors and other parties;
      - the amount of fees we may be required to pay for service agreements and promotional arrangements, and our other costs to expand our operations;
      -      our  ability to compete in a highly competitive market; and,
      - the economic trends specifically affecting the entertainment business, as well as general economic conditions overall in the markets we serve.

As a result of our operating history and the emerging nature of the market in which it competes, it is difficult for us to forecast our revenues or earnings accurately. As a result, our quarterly and annual revenues and operating results are, to a significant extent, dependent on the procurement of customers, as well as on our ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Further, as a strategic response to changes in the competitive environment, we may from time to time make some pricing, services or marketing decisions that could have a materially adverse effect on our business, results of operations and financial condition.

Dependence On Discretionary Spending. Our profits are dependent on discretionary spending by consumers, particularly by consumers living in the communities in which our entertainment centers are or will be located. A significant weakening in the national economy, or in any of the local economies in which we may operate, could cause our patrons to curtail discretionary spending which, in turn, could have a materially adverse effect on our revenues and profitability.

Competition. The themed-entertainment/restaurant sectors in general are extremely competitive. Our primary competitors range from small, independent companies with limited resources to larger companies (such as Dave & Busters and Rainforest Cafe), with greater financial, technical and marketing resources than us. We predict that the number of competitors in the industry will continue to increase. We expect that existing entertainment centers with greater resources than ours will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising and sales policies than we can. There can be no assurance that we will be able successfully to compete with current or future competitors, or that competitive pressures faced by us will our business, operating results, financial conditions and future prospects.

Dependence on Key Personnel. Our success depends to a significant extent upon the efforts and abilities of our key personnel, including Sidney Haider, President and Chief Executive Officer, as well as other key creative, technical, financial and strategic marketing personnel. Competition for highly qualified personnel is intense. The loss of any executive officer, manager or other key employee could have a materially adverse effect upon our business, operating results and financial condition, and there is no assurance that all or any of these key
employees could be replaced if they left our Company.   No assurances
can be given that a replacement for Mr. Haider could be located if his services were no longer available. Currently, we have in place a One Million Dollar ($1,000,000) key-man life insurance policy covering Mr. Haider, in addition to a separate, One Million Dollar ($1,000,000) officers and directors insurance policy, but there can be no assurance that we will be able to cover the premiums or maintain these policies indefinitely, or that even if they are maintained and called upon in the future, that they will be adequate to offset any economic effects experienced by us should any one or more of our key employees become deceased.

Dependence on Collaborative Arrangements. The development and commercialization of our entertainment centers depends in large part upon our ability selectively to enter into and maintain collaborative arrangements with, among others, sponsors, advertisers, licensees, and celebrities. We plan to enter into collaborative relationships with a number of parties, and will attempt to have these collaborations governed by negotiated written agreements. There can be no assurance that we will obtain favorable terms and conditions in the agreements it must enter into, and if any of these agreements are not reduce to writing, there can be no assurance that their terms and conditions will be legally enforceable. There can be no assurance that disputes will not arise between us and one or more of our collaborative partners regarding their respective rights and obligations under these collaborative arrangements. Furthermore, there can be no assurance that one r more of our collaborative partners will not, for competitive reasons, support, (directly or indirectly) a company or product that competes with our Company.

Dependence on Ability to Contract. The success of our Company is dependent on our ability to contract with reliable suppliers at competitive prices. In order to maximize operating efficiencies, we have entered into arrangements with major food service suppliers pursuant to which we obtain products used by us. Although we may be able to obtain competitive products and prices from alternative suppliers, an interruption in the supply of products delivered by these food suppliers could adversely affect our operations in short term.

Long-term Leases. We may be forced to enter into long-term, non-cancelable leases for our Themed-Entertainment Centers, under which we would be obligated to make payments for the length of the term. These leases may be non-cancelable by us (except in limited circumstances) and may range in term from 7 to 15 years. We will likely be required to enter into such long-term, non-cancelable leases for any future restaurants we develop. If we decide to close any of our Themed-Entertainment Centers, we may nonetheless be committed to perform our obligations under the applicable lease, which would include, among other things, payment of the applicable base rent for the balance of the respective lease term. Such continued obligations increase our chances of closing a restaurant without receiving an adequate return on the investment.

Risks That Affect The Restaurant Industry In General. A variety of factors over which we have no control may affect the ownership and operation of our Themed-Entertainment Centers. These factors include the following:

      - adverse changes in national, regional, or local economic or market conditions;
      -      increased costs of labor or food products;
      -      fuel and other price increases;
      -      competitive factors; and
      -      the number, density, and location of :
            -      competitors;
            -      changing demographics;
            -      changing traffic patterns;
            -      changing consumer tastes, habits, and spending
                    priorities;
            -      the cost and availability of insurance coverage;
            -      management problems;
            -      uninsured losses;
            -      limited alternative uses for properties and equipment;
            -      changes in government regulation; and
            -      weather conditions.

Third parties may file lawsuits against us based on discrimination, personal injury, claims for injuries or damages caused by serving alcoholic beverages to an intoxicated person or to a minor, or other claims. As a multi-unit restaurant operator, our business could be adversely affected by publicity about food quality, illness, injury, or other health and safety concerns or operating issues at one restaurant or a limited number of restaurants operated under the same name, whether or not we actually own or manage the restaurants in question. We cannot predict any of these factors with any degree of certainty. Any one or more of these factors could have a material adverse effect on our business.

Various federal, state, and local laws affect the business of Holoworld. The development and operation of restaurants depends to a significant extent on the selection and acquisition of suitable sites. These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies. City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire restaurants in desired locations and could result in costly delays. In addition, restaurant operations are subject to the following:

- licensing and regulation by state and local departments relating to health, sanitation, safety standards, and fire codes;
- federal and state labor laws, including applicable minimum wage requirements, tip credit provisions, overtime regulations, workers' compensation insurance rates, unemployment and other taxes, working and safety conditions, and citizenship requirements; and
-      state and local licensing of the sale of alcoholic beverages.

The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business. In addition, an increase in the minimum wage rate, employee benefit costs, or other costs associated with employees could adversely affect our business. We are also subject to the Americans with Disabilities Act of 1990 that, among other things, may require us to install certain fixtures or accommodations in new restaurants or to renovate existing restaurants to meet federally mandated requirements.

Sales of alcoholic beverages represent an important source of revenue for each of our restaurants. The temporary suspension or permanent loss or the inability to maintain a liquor license for any restaurant would have an adverse effect on the operations of that restaurant. We do not plan to open a restaurant in any location for which we believe we cannot obtain or maintain a liquor license.

Expansion Dependant Upon Manner Factors. The ability to open new themed-entertainment centers, or the possibility of acquiring existing restaurant facilities, depends upon our ability to identify and acquire restaurants on satisfactory terms and conditions. The opening of new restaurants depends upon our ability to do the following:

-      locate suitable sites in terms of:
       -  favorable population characteristics,
       -  density and household income levels,
       -  visibility, accessibility, and traffic volume,
       - proximity to demand generators, including shopping malls, lodging, and office complexes, and
       -      potential competition;
- obtain financing for construction, tenant improvements, furniture, fixtures, and equipment;
-      negotiate acceptable leases or terms of purchase;
- secure liquor licenses and zoning, environmental, health, and similar regulatory approvals;
-      recruit and train qualified personnel; and
-      manage successfully the rate of expansion and expanded operations.

Increased construction costs and delays resulting from governmental regulatory approvals, strikes or work stoppages, adverse weather conditions, and various acts of God may also affect the opening of new restaurants. Newly opened restaurants may operate at a loss for a period following their initial opening. The length of this period will depend upon a number of factors, including the following:

-      the time of year the restaurant is opened,
-      sales volume, and
-      our ability to control costs.

We may not successfully achieve our expansion goals. Additional restaurants that we develop or acquire may not be profitable. In addition,the opening of additional restaurants in an existing market may have the effect of drawing customers from and reducing the sales volume of our existing restaurants in those markets.

Legal Protection of Intellectual Property.   We regard the protection
of or copyrights, patents, service marks, trademarks and trade secret s as critical to its future success, and relies (and in future will rely) on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect its intellectual property and other proprietary rights in products and services. We intend to enter into confidentiality agreements with our employees and contractors, and nondisclosure agreements with parties with which we conduct business in order to limit access to, and disclosure of, our proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property and proprietary rights will prove sufficient to prevent misappropriation of them, or to deter independent third-party development of similar rights which may inferring upon ours. We plan to pursue the registration of its trademarks, service marks and copyrights in the United States and internationally to the extent feasible, however, effective trademark, service mark, copyright and trade secret protection may not be economically viable, and even if it is, we may not have the financial capacity in the future to protect, enforce and defend its rights against competitors with greater resources.

It is possible that in the future, we may license some of our proprietary rights, such as trademarks or copyrighted material, to third parties. While we will attempt to ensure that the quality of our brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of our proprietary rights or reputation, which could have a materially adverse effect on our business, results of operations, financial condition and future prospects.

To date, we have not been notified that our intellectual properties in-fringe the proprietary rights of any third party, but there can be no assurance that third parties will not claim infringement by us with respect to the past, current or future use of these rights. Any such claim, whether meritorious or not, could be time-consuming, result in costly legal proceedings and/or settlement arrangements, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim could have a materially adverse effect upon our business, results of operations, financial condition and future prospects.

International Expansion; License Agreements. If we are able to execute our current business plan and establish approximately fifteen to twenty themed-entertainment centers in the United States, our business plan then calls for pursuing agreements to license the Holoworld name and concept in foreign countries. We do not have any current plans to invest our own capital in any foreign operations. Our concept is untested outside the United States, and no assurance can be given that international locations, even if they can be obtained under favorable conditions, would be successful. In addition, our continue success is dependent to a substantial extent on our reputation, and our reputation may be affected by the performance of licensee-owned Themed-Entertainment Centers over which we will have limited control. Any international operations of our Company will also be subject to certain external business risks such as exchange rate fluctuations, political instability and a significant weakening of a local economy in which a foreign Themed-Entertainment Center is located. Certain provisions in a license agreement for the benefit of our Company may be subject to restrictions in foreign laws that limit our ability to enforce such contractual provisions. In addition, it may be more difficult to register and protect our intellectual property rights in certain foreign countries.

Management of Potential Growth. We anticipate that, if our business plan an be implemented as desired, a period of significant expansion will be required to address potential growth in our customer base, market opportunities and personnel. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we will be required to implement new operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base effectively. We also will be required to expand our finance, administrative and operations staff. Further, we anticipate entering into relationships with various strategic partners, and other third parties necessary to our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, that Management ill be able to hire, train, retain, motivate and manage required personnel for expanded operations, or that Management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. Our failure to manage growth effectively would have a materially adverse effect on our business, results of operations, financial condition and future prospects.

Government Regulation. The restaurant industry is subject to extensive government regulation which could negatively impact our Business. Such regulation is imposed by various government agencies, including state and local licensing, zoning, land use, construction and environmental regulations and various regulations relating to the preparation and sale of food and alcoholic beverages, sanitation, disposal of refuse and waste products, public health, safety and fire standards, minimum wage requirements, workers compensation and citizenship requirement.
To the extent that we may choose to offer and sell franchises to potential licensees, we are also subject to federal regulation and certain state laws which govern the offer and sale of franchises.
Many state franchise laws impose substantive requirements on franchise agreements, including limitations on non-competition provisions and termination or non-renewal of a franchise. Any change in the current status of such regulations, including an increase in employee benefits costs, workers' compensation insurance rates, or other costs associated with employees, could substantially increase our compliance and labor costs. Because we pay many of our restaurant-level personnel rates based on either the federal or the state minimum wage, increases in the minimum wage would lead to increased labor costs. In addition, our operating results would be adversely affected in the event we fail to maintain our food and liquor licenses. Furthermore, restaurant operating costs are affected by increases in unemployment tax rates, sales taxes and similar costs over which we have no control. We may also be subject in certain states to "dram-shop" statutes, which provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person.

Risks Associated with Our Stock.

Limited Trading Market. There is a limited public trading market for HRIIcommon stock on the OTC Bulletin Board. There is no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. As is the case with the securities of many emerging companies, the market price of our common stock may also be highly volatile. Factors such as operating results and announce-ments by us, or our competitors, of new products or services, may sig-nificantly impact the market price of our securities. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the securities of many companies have experienced wide fluctuations not necessarily related to the operating performance of such companies.

Inability to Control Sales of Large Blocks of Stock. Some of the capital-raising activities we have previously engaged in, and that we may be required to engage in the future to obtain needed funds, as well as the distribution of free-trading shares of HRII to equity owners of Holoworld, Inc. and Alisocor upon the liquidation of those companies, have resulted in (and may in the future result in) large blocks of stock being held by professional investors and others who may from time to time release such shares into the market place in a manner which could have a highly depressive effect on the public market and valuation of our shares at any given time and for any given period. Ultimately (other than with respect to shares held by or on behalf of our management), we have no control over the schedule or timing of how these shares may be sold in the future, nor will it likely have knowledge of such releases, and therefore our stock prices may be affected significantly in the future by such activities which, in some circumstances, could have a material and adverse impact on the stock price of our shares for a long time.
If this were to happen, it could materially affect our ability to raise funds under favorable terms (or at all) in the future.

The Market Price of Our Common Stock May Be Volatile. Historically, the market price of our common stock has been volatile. In the future, the market price of our common stock will be subject to wide fluctuations as a result of a variety of factors, including the following:

- quarterly variations in our operating results or those of other restaurant companies;
-      changes in analysts' estimates of our financial performance;
- changes in national and regional economic conditions, the financial markets, or the restaurant industry;
-      natural disasters; or
- other developments affecting our business or other restaurant companies.

The trading volume of our common stock has been limited, which may increase the volatility of the market price for our stock. In addition, the stock market has experienced extreme price and volume fluctuation in recent years. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons not necessarily related to the operating performances of these companies.

Management Control of Voting Power. As of the date of this filing, the Management controls a significant portion of our common stock through its equity holdings of Holoworld, Inc. and Alisocor, and its options to purchase shares of our common stock. As a result, the Management has significant voting power in our Company.

Adverse Affect of Existing Stock Options. Stock options to purchase 1,205,000 shares of our common stock, are currently outstanding. During the terms of those options, the holders of those securities will have the opportunity to profit from an increase in the market price of our common stock. The existence of these options may adversely affect the terms on which we can obtain additional financing in the future, and the holders of these options can be expected to exercise those options at a time when, in all likelihood, we would be able to obtain additional capital by offering shares of common stock on terms more favorable to it than those provided by the exercise of those options.

No Dividends. We may not pay dividends on our common stock, in which even your only return on investment, if any, will occur on the sale of your investment. To date, we have not paid any cash dividends on our common stock, and we do not intend to do so in the foreseeable future. Rather, we intend to use any future earnings to fund the operations of the Business and to finance the development and opening of additional Themed-Entertainment Centers. Accordingly, the only return on an investment in our common stock will occur upon its sale.

Assignment of Rights and Privileges to Currently Undesignated Shares. Pursuant to its authority to designate and issue shares of HRII common stock as it deems appropriate, our board of directors may assign rights and privileges to currently undesignated shares which could adversely affect your rights as a common shareholder. Our authorized capital consists of fifty million (50,000,000) shares of common stock, the only class of stock in our authorized capital. The Board of Directors of HRII, without any action by the shareholders, may designate and issue shares in such classes or series (including lasses or series or preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. As of February 15, 2001, we had six million four hundred five thousand seven hundred sixty five (6,405,765) shares of common stock outstanding. The rights of holders of preferred stock and other classes of common stock that may be issued could be superior to the rights granted to the current holders of our common stock. The Board of Director's ability to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of common stock.

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

(a) The Agreement, effective December 5, 2000 and with a closing date of March 9, 2001, provided for the acquisition (the "Acquisition") of the combined on-going businesses and assets of Holoworld through an exchange (the "Exchange") of assets for stock of HRII. The Exchange of assets for stock was designed to result in the reorganization of Holoworld into a publicly-reporting corporation. To effect the Acquisition, HRII caused HAC, its wholly-owned subsidiary, to acquire all of the assets and Business of Holoworld, Inc. and Alisocor, as currently being conducted. In consideration of the Acquisition of the combined assets and Business from Holoworld, HRII delivered to Holoworld 5,000,000 shares of its common stock, which consisted of an amount of shares equal to or greater than ninety percent (90%) of the total issued and outstanding shares of HRII's common stock as of the closing date of the Agreement, before giving effect to the exercise of any HRII options after the effective date of the Agreement but prior to the closing date. Holoworld now owns a controlling interest the Company.

(b) Holoworld organizes, develops and operates themed-entertainment centers (the "Cafes"), designed to offer high-quality family entertainment and dining. The Cafes provide fine cuisine of the highest quality, with menu items for adults and children. In addition, each Cafe features state-of-the-art video games, virtual reality games, laser-tag mazes, special effects bowling lanes, pool tables, virtual golf, and more. Currently, Holoworld, Inc. is operating a Cafe in Denver, Colorado, and (if sufficient funding can be raised to accomplish it) is prepared to open new locations in Texas, New York, and California in the coming year. The Business and assets acquired by HRII though HAC are those used in the normal course of business of Holoworld, and will continue to be used in that normal course of business by the Company.

ITEM 3.      BANKRUPTCY OR RECEIVERSHIP

      Not applicable.


ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable.

ITEM 5.      OTHER EVENTS

We have entered into two (2) separate Advisory Agreements as of the date of the Closing. One of these agreements is with NewBridge Capital Inc., and the other is with Fred G. Luke individually (collectively, the "Advisor"). Both Agreements are for financial advisory services on behalf of HRII in connection with the Acquisition and Exchange.
Mr. Luke and some of his affiliates were controlling or significant owners of the total issued and outstanding common stock of HRII prior to the Acquisition. The services to be provided by the Advisors under the Advisory Agreements are delineated in the Advisory Agreements, which are both included as exhibits to this Form 8-K.

For the services described above, the Advisory Agreements provide for compensation of the Advisor with a monthly fee equal to Five Thousand Dollars ($5,000) in the aggregate, payable monthly in advance in cash. The initial term of the Advisory Agreements is for two (2) years, with an effective date retroactive to the date the services were first performed by the Advisors, which was on or about December 1, 2000.
At the conclusion of the initial term, the Advisory Agreement will automatically be extended on an annual basis unless the Advisors or HRII serve written notice on the other party terminating the Advisory Agreement.

ITEM 6.      RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Pursuant to the terms of the aforementioned Agreement, we have accepted the resignation of Jon Lawver, the Company's sole Director and Officer as of the time of the Closing and appointed the officers and directors listed above.

ITEM 7.      FINANCIAL STATEMENTS

Pro forma financial statements for the combined businesses of the Company and Holoworld, in addition to audited financial statements for the year ended December 31, 2001, will be filed by amendment not later than 60 days after March 26, 2001, the date that this initial report on Form 8-K must be filed.

ITEM 8.           CHANGE IN FISCAL YEAR

      Not applicable.

ITEM 9.           REGULATION FD DISCLOSURE

(a) On December 5, 2000, HRII announced that it had agreed to purchase the assets and business interests of Holoworld Inc. The press release from that date is being filed as an exhibit to this Form 8-K.

(b) On March 14, 2001, HRII announced that it had acquired Holoworld. The press release from that date is being filed as an exhibit to this Form 8-K.


EXHIBITS

2.1*	Asset Purchase Agreement dated December 5, 2000, between Hart
Industries, Inc. Holoworld Acquisition Corporation, Holoworld, Inc. and Alisocor, LLC

5.1*	OPINION OF FELDHAKE, AUGUST & ROQUEMORE LLP, dated March 7, 2001, as to the ability of Holoworld, Inc. to perform the Asset Purchase Agreement.

10.16*	Employment Agreement dated April 14, 1998, between Gary Coleman and Holo-World, Inc.

10.17*	Employment Agreement dated April 14, 1998, between Ali Rahu and
Holo-World, Inc.

10.18*	Advisory Agreement dated March 7, 2001, between NewBridge Capital,
Inc. and Hart Industries, Inc.

10.19*	Advisory Agreement dated March 7, 2001, between Fred G. Luke and
Hart Industries, Inc.

17.1*	ACTION OF THE DIRECTORS Taken by Written Consent evidencing the resignation of director

23.1*	CONSENT OF FELDHAKE, AUGUST & ROQUEMORE LLP

99.01*	PRESS RELEASE issued by Hart Industries, Inc. and announcing the purchase of the assets of Holoworld, Inc.

99.02*	Press release issued by Hart Industries, Inc. and announcing the acquisition of the assets of Holoworld, Inc.

_______
*Filed herewith



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                       By:  /s/ Sidney Haider
                                -------------
                                Sidney Haider
                                President

                                Date: March 26, 2001


 Holoworld.1597\004\SEC